UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest Event Reported) January 19, 2006

                              EXECUTE SPORTS, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

                    NEVADA                               33-125868
--------------------------------------------------------------------------------
        (State or other jurisdiction of               (IRS Employer
         incorporation or organization)             Identification No.)

               1284 Puerta del Sol Suite 150 San Clemente CA 92673
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                    Issuer's Telephone Number (858) 518-1387
--------------------------------------------------------------------------------

                       Issuer's Fax Number (858) 279-1799
--------------------------------------------------------------------------------


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 16, 2006, Execute Sports, Inc. ("Execute Sports", "we", the "Company") completed the acquisition of Pacific Sports Group, Inc., a California corporation ("PSG"), pursuant to a Share Exchange Agreement dated January 16, 2006 ("Agreement"), the form of which has been filed as Exhibit 2.1 on the Company's Form 8-K with the Securities and Exchange Commission herein.

Pursuant to the Agreement, and certain adjustments made in accordance with outstanding debt and accounts payable on behalf of PSG, Execute Sports issued PSG's shareholders 1,932,569 shares of its restricted common stock and paid PSG's shareholder's USD $150,000 in cash.

Subject to and upon the terms and conditions of the Agreement, PSG will, upon fulfillment of all conditions precedent to the acquisition, merge with and into Execute Sports, Inc., and thereafter the separate existence of PSG, Inc. will cease. As of the Effective Date, PSG shall succeed to all of the rights, privileges, powers and property, including, without limitation, all rights, privileges, franchises, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights and other assets of every kind and description of PSG, and Execute Sports shall assume all of the obligations and liabilities of PSG. The Acquisition will occur in accordance with the General Corporation Law of the State of Nevada.


Item 9.01 Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired

      Audited Financial Statements for Pacific Sports Group, Inc. for the Years Ended December 31, 2005 and 2004

      (b) Pro Forma financial information

      Consolidated Pro forma Financial Statements for Execute Sports for the Years Ended December 31, 2005 and 2004.

      (c) Exhibits

      2.1 Membership Interest Purchase Agreement incorporated herein by reference filed originally on Form 8-K with the Securities and Exchange Commission on September 9, 2005.

      23.1 Consent of Independent Public Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Dated:  March 20, 2006

                                         EXECUTE SPORTS, INC.

                                         By /s/ Todd M. Pitcher
                                         ------------------------------
                                                Todd M. Pitcher
                                                President and Secretary

                           PACIFIC SPORTS GROUP, INC.

                     REPORT ON AUDIT OF FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                                    CONTENTS

                                                                            PAGE

Report of Independent Registered Public Accounting Firm....................... 1

FINANCIAL STATEMENTS

                 Balance Sheet................................................ 2

                 Statements of Operations..................................... 3

                 Statements of Stockholder's Equity .......................... 4

                 Statements of Cash Flows .................................... 5

                 Notes to the Financial Statements ........................ 6-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Pacific Sports Group, Inc.

We have audited the accompanying balance sheet of Pacific Sports Group, Inc. (the "Company"), as of December 31, 2005 and 2004 and the related statements of operations, shareholder's equity (deficit) and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Sports Group, Inc. as of December 31, 2005 and 2004 and the related statements of operations, shareholder's equity (deficit), and cash flows for the year ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /s/ Bedinger & Company
                                                    Certified Public Accountants
                                                    Concord, California
                                                    February 14, 2006

Pacific Sports Group, Inc.
Balance Sheets
December 31, 2004 and 2005

--------------------------------------------------------------------------------------------
                                                                   December 31, December 31,
                                                                       2005        2004
                                                                    ---------    ---------
ASSETS
CURRENT ASSETS
       Cash                                                         $  48,320    $   1,691
       Accounts receivable (Note B)                                    45,079       45,708
       Inventory (Note C)                                              38,368           --
       Prepaid expenses                                                 2,255           --
       Prepaid services (Note D)                                       25,000

                                                                    ---------    ---------
          TOTAL CURRENT ASSETS                                        159,022       47,399

Fixed assets, net (Note E)                                                 --        2,439
Deposits (Note F)                                                       2,200        2,200
                                                                    ---------    ---------

          TOTAL ASSETS                                              $ 161,222    $  52,038
                                                                    =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable and accrued expenses (Note G)                 218,485      135,118
       Customer deposits (Note H)                                      25,262       15,914
       Due to related entity (Note I)                                 150,000           --
       Secured borrowings (Note J)                                    274,276      131,778
       Notes Payable (Note K)                                         105,376       15,188

                                                                    ---------    ---------
          TOTAL CURRENT LIABILITIES                                   773,399      297,998

       Long term debt (Note K)                                             --       63,978
                                                                    ---------    ---------
          TOTAL LIABILITIES                                           773,399      361,976

COMMITMENT (Note L)                                                        --           --

STOCKHOLDERS' EQUITY (Note N)

          Common stock, zero par value, 30,000,000 shares
            authorized; issued and outstanding 4,140,000 and 0 at
             December 31, 2005 and 2004, respectively                      --           --
          Additional paid-in capital                                   35,000           --
          Common stock payable                                         50,000
          Retainediearningsl(Deficit)                                (697,177)    (309,938)
                                                                    ---------    ---------

          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                       (612,177)    (309,938)
                                                                    ---------    ---------

          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                                    $ 161,222    $  52,038
                                                                    =========    =========

Pacific Sports Group, Inc.
Statements of Operations
Twelve Months Ended December 31, 2005 and 2004
--------------------------------------------------------------------------------

                                                        Year Ended December 31,
                                                     --------------------------
                                                         2005           2004
                                                     -----------    -----------

REVENUES
       Sales                                         $   466,867    $   522,598
       Cost of sales                                     235,944        794,857
                                                     -----------    -----------
             Gross profit                                230,923       (272,259)

EXPENSES
       General and administrative expenses               319,752        499,892
       Selling and advertising                           168,917        174,144
       Depreciation & Amortization                         2,439         10,427
                                                     -----------    -----------
             Total expense                               491,108        684,463

             Income (loss) from operations              (260,185)      (956,722)

OTHER INCOME AND EXPENSES
       Gain on the disposal of assets                         --          5,675
       Other income                                       20,309             --
       Other expense                                      (4,808)       (52,967)
       Interest expense                                 (142,555)       (22,617)
                                                     -----------    -----------
             Total other income and expenses            (127,054)       (69,909)

       NET INCOME (LOSS)                             $  (387,239)   $(1,026,631)
                                                     ===========    ===========

       Weighted average shares outstanding
          basic and diluted                            2,526,027             --
                                                     ===========    ===========

       Earnings per share                            $     (0.15)   $        --
                                                     ===========    ===========

Pacific Sports Group, Inc.
Statements of Stockholders' Equity
Twelve Months Ended December 31, 2005 and 2004

-------------------------------------------------------------------------------------------------------------------------

                                        Common Stock
                                    --------------------------      Common      Additional     Retained         Total
                                     Number of                      Stock         Paid-in      Earnings      Stockholders'
                                      Shares         Amount         Payable       Capital      (Deficit)        Equity
                                    -----------    -----------    -----------   -----------   -----------    -----------

December 31, 2003                            --    $        --    $        --   $   716,693   $   716,693

       Net loss                      (1,026,631)    (1,026,631)
                                    -----------    -----------    -----------   -----------   -----------    -----------
December 31, 2004                            --    $        --    $        --   $        --   $  (309,938)   $  (309,938)

       Shares issued to founders      4,000,000             --
       Shares issued for debt            40,000         10,000         10,000
       Shares issued for services       100,000         25,000         25,000
       Common stock payable             200,000         50,000         50,000
       Net loss                        (387,239)      (387,239)
                                    -----------    -----------    -----------   -----------   -----------    -----------
December 31, 2005                     4,340,000    $        --    $    50,000   $    35,000   $  (697,177)   $  (612,177)
                                    ===========    ===========    ===========   ===========   ===========    ===========

Pacific Sports Group, Inc.
Statements of Cash Flows
Twelve Months Ended December 31, 2005 and 2004

--------------------------------------------------------------------------------------

                                                              Year Ended December 31,
                                                            --------------------------
                                                               2005           2004
                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)                                    $  (387,239)   $(1,026,631)
       Adjustments to reconcile net loss
        to net cash used by operating activities:
           Depreciation & Amortization                            2,439         10,427
           Gain on the disposal of assets                            --         (5,675)
           Common stock issued for services                      75,000
CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES:
       (Increase) decrease in current assets:
           Accounts receivable                                      629         63,854
           Inventory                                            (38,368)       506,817
           Prepaid expenses                                     (27,255)         4,137
           Other current assets                                      --         14,196
           Deposits                                                  --          5,649
       Increase (decrease) in current liabilities:
           Accounts payable and accrued expenses                 83,367         15,512
           Customer deposits                                      9,348         15,914

                                                            -----------    -----------
           NET CASH USED FOR OPERATING ACTIVITIES              (282,079)      (395,800)


CASH FLOWS FROM FINANCING ACTIVITIES:
           Investment by former shareholder                          --        146,391
           Proceeds from purchaser                              150,000             --
           Issuance of common stock in settlement of debt        10,000             --
           Notes payable                                         26,210         78,880
           Secured borrowings                                   142,498        131,778

                                                            -----------    -----------
           NET CASH PROVIDED  BY FINANCING ACTIVITIES           328,708        357,049

NET INCREASE (DECREASE)  IN CASH                                 46,629        (38,751)

CASH, beginning of period                                         1,691         40,442
                                                            -----------    -----------

CASH (OVERDRAFT), end of period                             $    48,320    $     1,691
                                                            ===========    ===========

SUPPLEMENTAL DISCLOSURE:

       Taxes paid                                           $     2,182    $     3,468
       Interest paid                                        $    71,494    $     5,763

Other non-cash investing and financing activities:
       Shares issued for debt                               $    10,000    $        --


PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Pacific Sports Group, Inc ("PSG" or the "Company") develops and wholesales action sports gear and accessories under the brands of Academy, Collective
Development and Kampus. The Company sells primarily to specialty shops and distributors through a network of independent sales reps.

Pacific Sports Group was formed as a limited liability corporation under the laws of the State of Delaware in 2002. In early 2005, the Company changed its status to C Coporation.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements include the accounts of Pacific Sports Group, Inc. under the accrual basis of accounting.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. The Company has entered into factoring agreements with two financing companies. In the agreements the factors will provide accounts receivable financing and factoring to the Company. As discussed further in Note J, the companies will purchase from the Company the accounts receivable and may pay a portion of the purchase price, or lend money to the Company based upon accounts receivable of the Company. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------
NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the average costing method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is provided using the straight-line method. It is calculated over recovery periods as prescribed by management that range from 3 years for equipment to 5 years for furniture.

Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of sporting equipment and accessories is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon shipment.

Shipping and handling costs

The Company's policy is to classify shipping and handling costs as selling, general and administrative expenses.

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------
NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company expenses all advertising costs as incurred. For the years ended December 31, 2005 and 2004 the Company incurred approximately $19,096 and $26,301 in advertising expenses, respectively.

Income taxes

Prior to May 2005, PSG operated as a limited liability company and was not a tax paying entity for federal or state income tax purposes and thus no provision for income taxes was recognized. The partners of the Limited Liability Corporation paid tax individually based on their portion of ownership.

Impact of accounting standards

In December 2003, the FASB issued SFAS 132r, Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88, and 106. SFAS 132r revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This Statement retains the disclosure requirements contained in FASB Statement No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of SFAS 132r did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued FIN No. 46R, "Consolidation of Variable Interest Entities." This requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. The adoption of FIN No. 46R did not have any impact on the Company's financial condition or results of operations.

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------
NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of accounting standards (Continued)

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In  December  2004,  the FASB  issued a  revision  to SFAS 123  (revised  2004),
Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminate the alternative method of accounting for employee share- based payments previously available under APB
25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154 "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." This Statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company has no transactions that would be subject to SFAS 154.

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------
NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the year ended December 31, 2005, one customer individually accounted for 18% of sales. Three customers represented 47% (21%, 16% and 10%) of accounts receivable for the year ended December 31, 2005.

For the year ended December 31, 2004, three customers individually accounted for 35% of sales (12%, 12% and 11%). One customer represented 24% of accounts receivable for the year ended December 31, 2004.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2005 and 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable are factored and used as collateral for secured borrowings (see Note J).

NOTE C - INVENTORY

During the year inventory is comprised of snowboards, softgoods and accessories and is stated at the lower of cost or market, as determined using the average cost method. December 31 falls in between the selling cycle and the Company typically has sold out of inventory as of that date. The following table represents the major components of inventory at December 31, 2005 and 2004.


                                                        2005             2004
                                                     ----------       ----------
Supplier deposits                                    $   38,368       $      --
                                                     ----------       ----------


NOTE D - PREPAID SERVICES

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

The Company issued 100,000 shares of its common stock for endorsement and promotion of a new product in their existing line of snowboards by a known singer. Subsequent to delivery of the stock it was discovered that the singer was already in contract, which superseded any and all contracts. PSG is seeking legal remedy to cancel the outstanding shares. PSG has accrued an amount equal to the shares valued at $0.25 per share, fair value, in their prepaid expenses, common stock and additional paid in capital at December 31, 2005. The outcome of the legal proceedings is unknown as of the date of the report.

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005 and 2004:

                                                             2005         2004
                                                           --------    --------
                Computer hardware                          $  9,756    $  9,756
                Tooling                                       2,800       2,800
                                                           --------    --------
                                                             12,556      12,556
                Accumulated depreciation                    (12,556)    (10,117)
                                                           --------    --------
                Fixed assets, net                          $     --    $  2,439
                                                           ========    ========


During the year ended December 31, 2004, the Company disposed of a ski boat whose historical cost was $47,950. The disposal resulted in a write-down in accumulated depreciation of $11,988, a decrease in related debt of $41,638 and a gain of $5,675.

Depreciation expense for the years ended December 31, 2005 and 2004 was $2,439 and $10,427, respectively.

NOTE F - DEPOSITS

Deposits represent amounts paid to the Company's landlord as part of their rental agreement for their facility.

NOTE G - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

Accounts payable and accrued expenses at December 31, 2005 and 2004 consist of the following:

                                                    2005                2004
                                             ----------------    ---------------
      Payables to vendors                           $ 83,331           $ 58,822
      Payables for inventory                         117,687             72,616
      Payables for professional services              14,856              2,007
      Accrued sales tax payable                        2,611              1,673
                                             ----------------    ---------------
                                                    $218,485           $135,118
                                             ================    ===============


NOTE H - CUSTOMER DEPOSITS

Large customers typically advance 50% of their purchase prior to delivery. The December 31, 2005 balance represents such payments received from three customers. The December 31, 2004 balance represents such payments received from two customers.

NOTE I - INTERCOMPANY LOAN

On December 15, 2005, the Company received $150,000 from Execute Sports, Inc. (Execute) in anticipation of acquisition by Execute. The payment was recognized as a binder payment for which the Company would be bound to repay Execute should the letter of intent or purchase agreement not be consummated. Subsequent to year-end the Company and Execute consummated the agreement (See Note O).

NOTE J- SECURED BORROWINGS

In 2004, the Company entered into an agreement with Internet LC to secure financing for production in exchange for the assignment of international letter's of credit ("LC") issued to the company from various customers. Internet LC typically advances up to 80% of the face amount of the LC. Upon delivery of goods by the company to the customer, Internet LC collects against the LC and remits back to the Company any amounts owed less interest and fees. The agreement provides that Internet LC will receive interest at the rate of 2% per month on amounts loaned. As of December 31, 2005 and 2004, the Company owed Internet LC principle, interest and fees of $275,462 and $131,778, respectively.

In July 2005, the Company entered into an agreement with Rocklan Credit Finance, LLC (Rocklan) to secure financing for production up to $300,000 in exchange for the assignment of domestic letter's of credit ("LC") issued to the company from various customers. Rocklan typically advances up to 100% of the product cost. Upon delivery of goods by the company to the customer, Rocklan collects against the LC and remits back to the Company any amounts owed less interest and fees. The agreement provides that Rocklan will receive interest at the rate of 3.5% per transaction on amounts loaned. As of December 31, 2005 and 2004, the Company was due $1,186 from Rocklan.

The Company is reporting the lines of credit as secured borrowing in accordance with FAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". As of December 31, 2005 and 2004, the net balance due to the Factors was $274,286 and $131,778.

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

NOTE K - NOTES PAYABLE

The Company had the following notes payable as of December 31, 2005 and 2004:


                                                                           2005       2004
                                                                         --------   --------

                Unsecured demand note payable, bearing
NOTE A          interest at 10% per annum                                $  8,000   $ 15,188

                Unsecured demand note payable, bearing
NOTE B           interest at 11.5% per month                               27,000         --

                Unsecured note payable, bearing interest
NOTE C          at 10% per annum.  Matures September
                15,2006                                                    70,376         --
                                                                         --------   --------
                     Total Current Notes Payable                         $105,376   $ 15,188

                Unsecured note payable, bearing interest
NOTE C          at 10% per annum.  Matures September
                15, 2006                                                 $     --   $ 63,978

Total interest expense recognized during the years ended December 31, 2005 and 2004 was $142,555 and $22,617, respectively.



NOTE L - COMMITMENT

The Company leases office and warehouse space at a rate of $1,350 per month and is obligated on a month-to-month basis.

The Company incurred $14,304 and $49,225 in rent expense during the years ended December 31, 2005 and 2004, respectively. The decrease in 2005 was due to moving to a significantly smaller space compared to 2004.

NOTE M - GOING CONCERN AND MANAGEMENT'S PLANS

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors give raise substantial doubt about its ability to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding form new investors to alleviate the Company's working deficiency, and 2) implement a plan to generate sales. The Company's continued existence is dependent upon its ability to resolve its liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainty.

NOTE N - COMMON STOCK

PSG operated as a limited liability company during 2004.

In May of 2005, PSG changed its status to a C Corporation and issued two million shares to each of its founders. Fair value was determined to be zero as the shares had no determinable trading value and the Company's fair value at that time was in a deficit position.

In July of 2005, PSG issued 100,000 shares in exchange for future promotional services valued at $25,000 as detailed in Note C.

Also in July of 2005, PSG issued 40,000 shares of common stock in exchange for the retirement of $10,000 of debt.

In October of 2005, PSG committed to issue 200,000 shares for professional services received. PSG recognized professional services expense of $50,000, fair value. The shares were not issued as of December 31, 2005 and are included in common stock payable.

NOTE O - ACQUISITION BY EXECUTE SPORTS, INC.

As filed by Execute Sports, Inc. on January 3, 2006 with the Securities and Exchange Commission on Form 8-K, On December 28, 2005, Execute Sports, Inc., a corporation formed under the laws of the State of Nevada (the "Company"), and Pacific Sports Group, Inc., a corporation formed under the laws of the State of Delaware ("PSG") and the stockholders of PSG ("PSG Stockholders") entered into a binding letter of intent ("LOI") providing for the acquisition of PSG (the "PSG Shares") from the PSG Stockholders.

      Consummation of the transaction is subject to a number of conditions, including:

      o     The execution of a definitive agreement;

PACIFIC SPORTS GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

      o The delivery to the Company of fully executed releases by all PSG Stockholders to the effect that no such PSG Stockholder is owed any form of payment or other obligation by PSG in addition to the terms set forth in the binding LOI;

      o     Restructuring of certain debt outstanding;

      o Completion of a satisfactory due diligence investigation by both parties;

      o The entry into certain employment agreements by and among the Company and certain stockholders of PSG; and

      o     Definitive  approval by the board of directors of the Company of the
            Purchase   Agreement   and   all   transactions   and   developments
            contemplated thereby.

As filed on January 20, 2006, the Company closed its definitive agreement to purchase 100% of the outstanding stock of PSG as of January 16, 2006. Pursuant to the terms of the definitive agreement, the Company issued PSG's shareholders 4,714,285 shares of its restricted common stock and paid PSG's shareholder's USD $150,000 in cash, in exchange for 4,150,000 validly issued shares of PSG common stock, no par value per share constituting all of the issued and outstanding capital stock of PSG.

As of the date of this report the Company had received $150,000 in cash from Execute Sports, Inc.

NOTE P - SUBSEQUENT EVENT

PSG shareholders returned 2,781,714 shares of Execute Sports, Inc. common stock to effectively reduce the purchase price of PSG by Execute Sports, Inc. due to an increase in liabilities of PSG greater than agreed upon by both companies on the date of the purchase agreement, and lower than expected historical revenues. As of the date of this report, the total shares issued in connection with the purchase of PSG are 1,932,571 compared to the original number of shares, or 4,714,285 shares as filed by Execute Sports, Inc. on Form 8-k on January 20, 2006 with the Securities and Exchange Commission.

Proforma disclosure

ACQUISITION BY EXECUTE SPORTS, INC.

Execute Sports, Inc.. (the Company), a publicly traded company listed on the OTC Bulletin Board, was incorporated in the state of Nevada. Pacific Sports Group
(PSG) is was incorporated in the state of California.

On December 28, 2005, the Company and the stockholders of PSG entered into a binding letter of intent (LOI) providing for the acquisition of PSG by the Company in a step transaction.

Under the terms of the purchase agreement, as filed on January 3, 2006, the Company agreed to purchase 100% of the issued and outstanding stock of PSG as of December 31, 2005. Pursuant to the terms of the agreement, PSG received $150,000 and 1,932,571 shares of the Company's stock in exchange for all their issued and outstanding stock of PSG.

The following summarized consolidated pro forma balance sheets and statements of revenue and expenses assumes the acquisition occurred as of January 1, 2004 and for the years ended December 31, 2005 (the most recent audited year-end financial statements of the Company) and December 31, 2004. The unaudited pro forma consolidating financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidating financial statements do not purport to represent what the results of operations actually would have been if the events described had occurred as of the dates indicated or what such results will be for any future periods.

Execute Sports, Inc.
Consolidated Pro Forma Balance Sheet
December 31, 2005

------------------------------------------------------------------------------------------------------------------------------------
                                                          Pacific Sports       .                                        December 31,
                                                           Group, Inc.      Execute Sports, Inc                            2005
                                                            December 31,         December 31,         Pro Forma          Pro Forma
                                                               2005                2005               Entries           Consolidated
                                                            -----------         -----------         -----------         -----------
ASSETS
CURRENT ASSETS
      Cash                                                  $    48,320         $   322,815                  --         $   371,135
      Accounts receivable, net                                   45,079              98,259                  --             143,338
      Inventory                                                  38,368             213,420                  --             251,788
      Prepaid expenses                                           27,255             337,474                  --             364,729
      Loans receivable                                               --             237,253                  --             237,253

                                                            -----------         -----------         -----------         -----------
          TOTAL CURRENT ASSETS                                  159,022           1,209,221                  --           1,368,243

Fixed assets
      Cost                                                       12,556              35,443              47,999
      Accumulated Depreciation                                  (12,556)            (23,150)            (35,706)
                                                            -----------         -----------         -----------         -----------
      Net                                                            --              12,293                  --              12,293

Investments, stock issued                                            --             676,400 (2)        (676,400)                 --
Investments, Cash                                                    --             150,000 (1)        (150,000)                 --
Goodwill                                                      1,288,577           1,288,577
Deposits                                                          2,200               3,560               5,760
                                                            -----------         -----------         -----------         -----------

          TOTAL ASSETS                                      $   161,222         $ 2,051,474         $   462,177         $ 2,674,873
                                                            ===========         ===========         ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY                                 --         $ 1,056,400                  --                  --
                                                                                                                        -----------

CURRENT LIABILITIES
      Accounts payable and accrued expenses                 $   218,485         $   408,595                  --         $   627,080
      Customer deposits                                          25,262                  --              25,262
      Due to related entity                                     150,000                  -- (1)        (150,000)                 --
      Secured borrowings                                        274,276              10,525                  --             284,801
      Notes Payable                                             105,376             336,424                  --             441,800
      Related party notes payable                                    --              75,466                  --              75,466

                                                            -----------         -----------         -----------         -----------
          TOTAL CURRENT LIABILITIES                             773,399             831,010            (150,000)          1,454,409

      Long term debt                                                 --                  --                  --
                                                            -----------         -----------         -----------         -----------
          TOTAL LIABILITIES                                     773,399             831,010            (150,000)          1,454,409

COMMITMENT                                                           --                  --                  --

STOCKHOLDERS' EQUITY

          Common stock par value $.001,
            75,000,000 shares authorized, 18,706,501
            issued and outstanding                                   --              18,702                  --              18,702
          Additional paid-in capital                             35,000           4,958,951 (2)         (35,000)          4,958,951
          Common stock payable/subscribed                        50,000             788,900 (2)         (50,000)            788,900
          Accumulatedcdeficited                                (697,177)         (4,546,089)(2)         697,177          (4,546,089)
                                                            -----------         -----------         -----------         -----------

          TOTAL STOCKHOLDERS' EQUITY                           (612,177)          1,220,464             612,177           1,220,464
                                                            -----------         -----------         -----------         -----------

          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                            $   161,222         $ 2,051,474         $   462,177         $ 2,674,873
                                                            ===========         ===========         ===========         ===========

(1) Represents cash paid to Pacific Sports Group, Inc. upon the execution of the Letter of Intent
(2) The company issued an adjusted 1,932,571 shares of common stock to the shareholders of Pacific Sports Group, Inc. ($676,400 to common stock payable/subscribed), in additon to $150,000 in cash and elimination of the accumulated deficit prior to the acqusition.

Execute Sports, Inc.
Consolidated Pro Forma Balance Sheet
December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                             Pacific Sports                                             December 31,
                                                                 Group, Inc.    Execute Sports, Inc.                       2004
                                                                December 31,       December 31,       Pro Forma          Pro Forma
                                                                  2004               2004             Entries           Consolidated
                                                               -----------        -----------        -----------        -----------
ASSETS
CURRENT ASSETS
     Cash                                                      $   151,691        $  (144,846)                --        $     6,845
     Accounts receivable, net                                       45,708            107,708                 --            153,416
     Inventory                                                          --            111,741                 --            111,741
     Prepaid expenses                                                   --             81,507                 --             81,507

                                                               -----------        -----------        -----------        -----------
         TOTAL CURRENT ASSETS                                      197,399            156,110                 --            353,509

Fixed assets
     Cost                                                           12,556             35,443                 --             47,999
     Accumulated Depreciation                                      (10,117)           (17,197)                --            (27,314)
                                                               -----------        -----------        -----------        -----------
     Net                                                             2,439             18,246                 --             20,685

Investments, stock issued                                               --            676,400           (676,400)                --
Investments, Cash                                                       --            150,000           (150,000)                --
Goodwill                                                                                      (2)        986,338            986,338
Deposits                                                             2,200              3,560              5,760

                                                               -----------        -----------        -----------        -----------
         TOTAL ASSETS                                          $   202,038        $ 1,004,316        $   159,938        $ 1,366,292
                                                               ===========        ===========        ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses                     $   135,118        $   458,417                 --        $   593,535
     Customer deposits                                              15,914                 --                 --             15,914
     Due to related entity                                         150,000                 -- (1)       (150,000)                --
     Secured borrowings                                            131,778             64,708                 --            196,486
     Notes Payable                                                  15,188            514,800                 --            529,988
     Related party notes payable                                        --            100,000                 --            100,000

                                                               -----------        -----------        -----------        -----------
         TOTAL CURRENT LIABILITIES                                 447,998          1,137,925           (150,000)         1,435,923

     Long term debt                                                 63,978                 --             63,978
                                                               -----------        -----------        -----------        -----------
         TOTAL LIABILITIES                                         511,976          1,137,925           (150,000)         1,499,901

COMMITMENT                                                              --                 --                 --                 --

STOCKHOLDERS' EQUITY

         Common stock par value $.001, 75,000,000 shares
           authorized, 0 issued and outstanding                         --                 --                 --                 --

         Additional paid-in capital                                     --                 --                 --                 --
         Common stock payable/subscribed                                --            845,900            845,900
         Accumulatedcdeficited                                    (309,938)          (979,509)(2)        309,938           (979,509)
                                                               -----------        -----------        -----------        -----------

         TOTAL STOCKHOLDERS' EQUITY                               (309,938)          (133,609)           309,938           (133,609)
                                                               -----------        -----------        -----------        -----------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                                $   202,038        $ 1,004,316        $   159,938        $ 1,366,292
                                                               ===========        ===========        ===========        ===========

(1) Represents cash paid to Pacific Sports Group, Inc. upon the execution of the Letter of Intent
(2) The company issued an adjusted 1,932,571 shares of common stock to the shareholders of Pacific Sports Group, Inc. ($676,400 to common stock payable/subscribed), in additon to $150,000 in cash and elimination of the accumulated deficit prior to the acqusition.

Execute Sports, Inc.
Consolidated Pro Forma Statement of Revenue and Expense
Twelve Months Ended December 31, 2005

------------------------------------------------------------------------------------------------------------------------
                                                             Pacific Sports
                                                                Group, Inc.       Execute Sports, Inc.     Consolidated
                                                                 1/1/2005               1/1/2005            1/1/2005
                                                                 through               through                through
                                                                12/31/2005            12/31/2005            12/31/2005
                                                               ------------          ------------          ------------

REVENUES
      Sales                                                    $    466,867          $  1,389,163          $  1,856,030
      Cost of sales                                                 235,944             1,056,441             1,292,385
                                                               ------------          ------------          ------------
           Gross profit                                             230,923               332,722               563,645

EXPENSES
      General and administrative expenses                           319,752             3,582,721             3,902,473
      Selling and advertising                                       168,917               240,247               409,164
      Depreciation & Amortization                                     2,439                 5,953                 8,392
                                                               ------------          ------------          ------------
           Total expense                                            491,108             3,828,921             4,320,029

           Income (loss) from operations                           (260,185)           (3,496,199)           (3,756,384)

OTHER INCOME AND EXPENSES
      Gain on the disposal of assets                                     --                    --                    --
      Other income                                                   20,309                    11                20,320
      Other expense                                                  (4,808)                   (3)               (4,811)
      Interest expense                                             (142,555)              (70,389)             (212,944)
                                                               ------------          ------------          ------------
           Total other income and expenses                         (127,054)              (70,381)             (197,435)

      NET INCOME (LOSS)                                        $   (387,239)         $ (3,566,580)         $ (3,953,819)
                                                               ============          ============          ============

      Weighted average shares outstanding
      Basic and diluted                                                                11,982,506            11,982,506
      Shares to be issued for acqusition                                                1,932,571             1,932,571
                                                                                     ------------          ------------
      Total Weighted average common shares outstanding                                 13,915,077            13,915,077

      Net (loss) per common share (basic and diluted)                                $      (0.26)         $      (0.28)
                                                                                     ============          ============


Execute Sports, Inc.
Consolidated Pro Forma Statement of Revenue and Expense
Twelve Months Ended December 31, 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                            Pacific Sports Group, Inc.      Execute Sports, Inc.       Consolidated
                                                                     1/1/2004                    1/1/2004                1/1/2004
                                                                      through                    through                 through
                                                                    12/31/2004                  12/31/2004              12/31/2004
                                                                     -----------                -----------             -----------

REVENUES
      Sales                                                          $   522,598                $ 1,384,188             $ 1,906,786
      Cost of sales                                                      794,857                  1,135,303               1,930,160
                                                                     -----------                -----------             -----------
           Gross profit                                                 (272,259)                   248,885                 (23,374)

EXPENSES
      General and administrative expenses                                499,892                    384,486                 884,378
      Selling and advertising                                            174,144                    237,802                 411,946
      Depreciation & Amortization                                         10,427                      7,928                  18,355
                                                                     -----------                -----------             -----------
           Total expense                                                 684,463                    630,216               1,314,679

           Income (loss) from operations                                (956,722)                  (381,331)             (1,338,053)

OTHER INCOME AND EXPENSES
      Gain on the disposal of assets                                       5,675                         --                   5,675
      Other income                                                            --                          2                       2
      Other expense                                                      (52,967)                        --                 (52,967)
      Interest expense                                                   (22,617)                  (159,161)               (181,778)
                                                                     -----------                -----------             -----------
           Total other income and expenses                               (69,909)                  (159,159)               (229,068)

      NET INCOME (LOSS)                                              $(1,026,631)               $  (540,490)            $(1,567,121)
                                                                     ===========                ===========             ===========

      Weighted average shares outstanding
      Basic and diluted                                                  224,773                    224,773
      Shares to be issued for acqusition                               1,932,571                  1,932,571
                                                                                                -----------             -----------
      Total Weighted average common shares outstanding                 2,157,344                  2,157,344

      Net (loss) per common share (basic and diluted)                                           $     (0.25)            $     (0.73)
                                                                                                ===========             ===========
